Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$82,865,320
Realized Gain (Loss) on Swap Contracts	9,409,647
Unrealized Gain (Loss) on Market Value of Commodity Futures	(43,200,190)
Unrealized Gain (Loss) on Fair Value of Swap Contracts	(4,562,060)
Dividend Income	1,902,378
Interest Income	1,103,134
ETF Transaction Fees	8,750
Total Income (Loss)	$47,526,979

Expenses
General Partner Management Fees	$395,102
Professional Fees	126,614
Brokerage Commissions	117,844
Directors' Fees and Insurance	55,127
License fees	13,170
Total Expenses	$707,857
Net Income (Loss)	$46,819,122

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/26	$1,019,255,679
Additions (4,400,000 Shares)	338,558,598
Withdrawals (3,200,000 Shares)	(251,527,510)
Net Income (Loss)	46,819,122

Net Asset Value End of Month	$1,153,105,889
Net Asset Value Per Share (14,123,603 Shares)	$81.64

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596